EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Kaprel Ozsolak, Chief Financial Officer of Legg Mason Partners Equity Trust – Legg Mason Batterymarch U.S. Large Cap Equity Fund (the “Registrant”), each certify to the best of his knowledge that:

1. The Registrant’s periodic report on Form N-CSR for the period ended May 31, 2010 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Chief Financial Officer
Legg Mason Partners Equity Trust -	Legg Mason Partners Equity Trust -
Legg Mason Batterymarch	Legg Mason Batterymarch
U.S. Large Cap Equity Fund	U.S. Large Cap Equity Fund

/s/ R. Jay Gerken	/s/ Kaprel Ozsolak
R. Jay Gerken	Kaprel Ozsolak
Date: August 2, 2010	Date: August 2, 2010

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.